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EXHIBIT 99.1

News Release
Trish Scorpio Media Relations 952/853-4717
Craig Manson Investor Relations 952/853-6022
Thom Mocarsky Arbitration 212/887-1314

CERIDIAN CORPORATION PROVIDES HISTORICAL FINANCIAL
DATA FOR ARBITRON DIVISION

ARBITRON SETS GUIDANCE FOR 2001

    March 30 Spin-Off Date Confirmed

    MINNEAPOLIS, March 12, 2001—Ceridian Corporation (NYSE: CEN) today reported fourth quarter and full-year 2000 financial data for its Arbitron division. Following the previously announced reverse spin-off, Arbitron expects to file audited financial information in its Annual Report on Form 10-K for the year ended December 31, 2000 on April 2, 2001.

    Arbitron's fourth quarter 2000 earnings before interest and taxes (EBIT) was $11.9 million, on revenues of $47.2 million. For the fourth quarter of 1999, EBIT was $10.5 million, on revenues of $44.0 million. For the full year 2000, EBIT was $74.8 million, on revenues of $206.8 million. Comparable results for the full year 1999 were EBIT of $65.7 million on revenues of $190.1 million.

    As previously announced, Ceridian has set March 16, 2001 as the record date and March 30, 2001 as the distribution date for the reverse spin-off transaction of its Arbitron division. Following the transaction, Ceridian will become two independent, publicly-traded companies, Ceridian Corporation (NYSE: CEN), comprised of Ceridian's human resource services businesses and Comdata, and Arbitron Inc. (NYSE: ARB), comprised of Ceridian's current Arbitron division.

    Immediately following the spin-off, the one-for-five reverse stock split approved by stockholders on October 5, 2000 will be implemented. This will decrease the number of Arbitron Inc. common shares by a factor of five. As a result of these actions, a shareholder of record holding 100 shares of Ceridian Corporation prior to the transaction will hold 100 shares of "new" Ceridian Corporation and 20 shares of Arbitron Inc. following the transaction.

    Attached to this release are three supporting schedules intended to help investors and analysts understand Arbitron's historical financial results:

  •
  Schedule A: Combined Statements of Income for 2000. This schedule shows the reported results by quarter and for full year 2000.

  •
  Schedule B: Combined Statements of Income for 1999. This schedule shows the reported results by quarter and for full year 1999.

  •
  Schedule C: Condensed Balance Sheets at year-end 2000 and 1999.

Arbitron Guidance for 2001:

    The outlook for 2001 for Arbitron is as follows:

  •
  For the full year 2001, revenue is expected to grow between eight and nine percent, to a range of $222 million to $225 million. Revenue for the first quarter of 2001 will be approximately $60 million, and is expected to be approximately $49 million in the second quarter of the year. These high-single digit growth rates are in line with the historical performance of Arbitron.

  •
  EBIT for the year should be approximately $75 million. As disclosed previously, EBIT growth will be impacted in 2001 by planned incremental investments of approximately $9.0 million in Arbitron's Internet services and Portable People Meter initiatives.

  •
  Arbitron expects full year, pro forma 2001 earnings per share to be $1.21 to $1.23 after adjusting for the one-for-five reverse stock split. The previous earnings per share guidance of $.23 did not reflect the one-for-five split and assumed twelve months of interest expense associated with the borrowing of $250 million that will be used to pay a portion of Ceridian's debt at the time of the reverse spin off. As a result of the March 30, 2001 reverse spin-off date, Arbitron will incur nine months of interest expense which represents $.33 per share. No interest expense is included in the pro forma 2000 earning per share of $1.54 depicted in Schedule A.

About Arbitron

    The Arbitron Company (www.arbitron.com) is an international media and marketing research firm serving radio and other broadcasters, cable companies, advertisers and advertising agencies in the United States and Europe.

    Arbitron's core businesses are measuring radio audiences in local markets across the United States; surveying the retail, media and product patterns of local market consumers; and providing application software used for accessing and analyzing media audience and marketing information data.

    Arbitron also provides media and marketing research services to the cable, broadcast television, magazine, newspaper and online industries. Arbitron's Webcast Service service, which Arbitron plans to offer to its customers in the third quarter of 2001, measures the audiences of audio and video content on the Internet, commonly known as webcasts.

    Arbitron's marketing and business units are supported by a world-renowned research and technology organization located in Columbia, Maryland. Arbitron employs approximately 700 full-time employees; its executive offices are located in New York City.

About Ceridian

    Ceridian Corporation (www.ceridian.com) is a leading information services company that serves the human resources and transportation markets. Ceridian's human resource businesses offer HR/benefits solutions that support organizations' complete employment life cycle and maximize their investment in people. Its Comdata subsidiary is a provider of transaction processing and information services to the trucking and retail industries.

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding Ceridian Corporation, Arbitron and "new" Ceridian contained in this report that are not historical in nature, particularly those that utilize terminology such as "may," "will," "should," "likely," "expects," "anticipates," "estimates," "believes" or "plans," or comparable terminology, are forward-looking statements based on current expectations and assumptions, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Important factors known to Ceridian that could cause such material differences include, among others:

  •
  Ceridian may be unable to consummate the spin-off transaction for any reason;

  •
  Realization of the anticipated results of the spin-off could take longer than expected;

  •
  Implementation difficulties and market factors could alter the proposed strategies and goals of each of the companies;

  •
  Each of the companies could face difficulties in locating and/or achieving anticipated consolidation, growth, expansion and new business initiatives and opportunities;

  •
  The combined post-spin-off value of "new" Ceridian and Arbitron may be less than the pre-spin-off value of Ceridian shares;

  •
  The timing and occurrence (or non-occurrence) of events which may be subject to circumstances beyond the control of Ceridian may adversely affect the spin-off transaction;

  •
  Ceridian may have difficulty managing costs relative to reduced human resource services revenue expectations; and

  •
  The investment in sales efforts for human resource services may be difficult to implement and may not generate the desired results.

    Additional important factors known to Ceridian that could cause such material differences are identified and discussed from time to time in Ceridian's filings with the Securities and Exchange Commission, including those factors discussed under the caption "Cautionary Factors that Could Effect Future Results" contained in Part II, Item 7 of Ceridian's Annual Report on Form 10-K for the year ended December 31, 1999, as amended, which discussion is incorporated herein by reference, and those factors discussed under the heading New Risk Factors contained in the Information Statement which is an exhibit to New Ceridian Corporation's Registration Statement on Form 10, as amended (File No. 001-16149), which discussion is also incorporated herein by reference.

    Ceridian undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any future disclosure Ceridian makes on related subjects in future reports to the SEC.

    This release and prior releases are available on Ceridian's website at www.ceridian.com and on the Arbitron website at www.arbitron.com.

    This release and prior releases are also available on the KCSA Public Relations Worldwide Web site at www.kcsa.com.

Arbitron
Combined Statements of Income
Year Ended December 31, 2000
(Dollars in Thousands, except per share data)
(Unaudited)

Schedule A

	Three Months Ended				Year Ended
	March 31, 2000	June 30 2000	September 30 2000	December 31 2000	December 31 2000
Revenue	$55,533	$45,665	$58,395	$47,198	$206,791
Costs and expenses
Cost of revenue	16,072	20,995	16,219	22,408	75,694
Selling, general and administrative	10,722	11,254	11,214	12,451	45,641
Research and development	3,301	3,322	3,807	3,608	14,038
Asset impairment charges	—	—	—	—	—

Total costs and expenses	30,095	35,571	31,240	38,467	135,373

Operating income	25,438	10,094	27,155	8,731	71,418
Equity in net income of affiliate	(1,124)	3,126	(1,729)	3,124	3,397

Earnings before income taxes	24,314	13,220	25,426	11,855	74,815
Income tax expense	9,604	5,222	10,043	4,683	29,552

Net income	$14,710	$7,998	$15,383	$7,172	$45,263

Proforma net income per weighted average common share(1)
Basic	$0.51	$0.27	$0.53	$0.25	$1.56
Diluted	$0.51	$0.27	$0.52	$0.24	$1.54
Shares used in calculations (in thousands)
Basic	28,957	29,010	29,076	29,140	29,046
Diluted	29,105	29,351	29,506	29,492	29,347
Other data(2)
EBITDA	$25,380	$14,233	$26,510	$12,932	$79,055

(1)
The computation of pro forma basic and diluted net income per common share for the periods presented is based upon Ceridian's historical weighted average number of shares of Ceridian common stock and potentially dilutive securities outstanding adjusted for a one-for-five reverse stock split, approved by the Cerdian Board of directors in November 2000, which will be effective immediately after the spin-off. Pro forma net income per common share and weighted average common shares outstanding presented herein have been adjusted to reflect this reverse stock split. The diluted weighted average common shares amounts assume that all of Ceridian's historical dilutive securities will be converted into Arbitron securities.

(2)
EBITDA is presented as supplemental information that management of Arbitron believes may be useful to some investors in evaluating Arbitron because it is widely used as a measure of evaluating a company's operating performance before debt expense, as well as its cash flows. Interest expense and income tax expense are added back to net income to arrive at EBIT. EBITDA is calculated by adding back to EBIT depreciation and amortization on property and equipment, amortization of goodwill ad other intangible assets and asset impairment charges. EBITDA should not be considered a substitute either for net income, as an indicator of Arbitron's operating performance, or for cash flows, as a measure of Arbitron's liquidity. In addition, because EBITDA is not calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies.

Arbitron
Combined Statements of Income
Year Ended December 31, 1999
(Dollars in Thousands, except per share data)
(Unaudited)

Schedule B

	Three Months Ended				Year Ended
	March 31, 1999	June 30 1999	September 30 1999	December 31 1999	December 31 1999
Revenue	$50,704	$41,984	$53,447	$43,982	$190,117
Costs and expenses
Cost of revenue	15,126	19,814	16,736	21,800	73,476
Selling, general and administrative	10,187	9,754	10,554	8,227	38,722
Research and development	2,703	2,942	2,897	4,394	12,936
Asset impairment charges	—	—	—	1,848	1,848

Total costs and expenses	28,016	32,510	30,187	36,269	126,982

Operating income	22,688	9,474	23,260	7,713	63,135
Equity in net income (loss) of affiliate	(1,597)	2,614	(1,259)	2,795	2,553

Earnings before income taxes	21,091	12,088	22,001	10,508	65,688
Income tax expense	8,331	4,775	8,690	4,150	25,946

Net income	$12,760	$7,313	$13,311	$6,358	$39,742

Proforma net income per weighted average common share(1)
Basic	$0.44	$0.25	$0.46	$0.22	$1.37
Diluted	$0.43	$0.24	$0.45	$0.22	$1.34
Shares used in calculations (in thousands)
Basic	28,817	28,918	28,949	28,935	28,905
Diluted	29,822	29,771	29,483	29,152	29,593
Other data(2)
EBITDA	$22,174	$13,220	$23,085	$13,562	$72,041

(1)
The computation of pro forma basic and diluted net income per common share for the periods presented is based upon Ceridian's historical weighted average number of shares of Ceridian common stock and potentially dilutive securities outstanding adjusted for a one-for-five reverse stock split, approved by the Cerdian Board of directors in November 2000, which will b effective immediately after the spin-off. Pro forma net income per common share and weighted average common shares outstanding presented herein have been adjusted to reflect this reverse stock split. The diluted weighted average common shares amounts assume that all of Ceridian's historical dilutive securities will be converted into Arbitron securities.

(2)
EBITDA is presented as supplemental information that management of Arbitron believes may be useful to some investors in evaluating Arbitron because it is widely used as a measure of evaluating a company's operating performance before debt expense, as well as its cash flows. Interest expense and income tax expense are added back to net income to arrive at EBIT. EBITDA is calculated by adding back to EBIT depreciation and amortization on property and equipment, amortization of goodwill ad other intangible assets and asset impairment charges. EBITDA should not be considered a substitute either for net income, as an indicator of Arbitron's operating performance, or for cash flows, as a measure of Arbitron's liquidity. In addition, because EBITDA is not calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies.

(3)
Full year 1999 results are audited.

Arbitron
Condensed Combined Balance Sheets
December 31, 2000 and 1999
(Dollars in thousands)
(Unaudited)

Schedule C

	December 31, 2000	December 31, 1999
Cash and equivalents	$3,540	$2,255
Trade receivables	19,017	18,646
Deferred taxes	51,077	22,442
Other assets	34,242	35,955

Total assets	$107,876	$79,298

Deferred revenue	$47,833	$44,285
Other liabilties	26,821	28,446
Stockholders' equity	33,222	6,567

Total liabilities and stockholders' equity	$107,876	$79,298

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CERIDIAN CORPORATION PROVIDES HISTORICAL FINANCIAL DATA FOR ARBITRON DIVISION ARBITRON SETS GUIDANCE FOR 2001
Arbitron Combined Statements of Income Year Ended December 31, 2000 (Dollars in Thousands, except per share data) (Unaudited)
Arbitron Combined Statements of Income Year Ended December 31, 1999 (Dollars in Thousands, except per share data) (Unaudited)
Arbitron Condensed Combined Balance Sheets December 31, 2000 and 1999 (Dollars in thousands) (Unaudited)